UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 07, 2008

BERRY PLASTICS HOLDING CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware
(State of Incorporation)

333-138380
(Commission File Numbers)

35-1814673
(I.R.S. Employer Identification No.)
101 Oakley Street
Evansville, Indiana  47710
(Address of principal executive offices)
(812) 424-2904
(Registrant’s telephone number, including area code)
N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR

On December 29, 2007, Berry Plastics Holding Corporation completed an internal entity restructuring.  Pursuant to this restructuring, effective December 28, 2007, Berry Plastics Corporation converted to Berry Plastics, LLC and then merged with and into Berry Plastics Holding Corporation.  Also on December 28, 2007 the following subsidiaries of Berry Plastics Holding Corporation converted from corporations to limited liability companies pursuant to Delaware statutory procedures:  Poly-Seal Corporation, Berry Plastics Iowa Corporation, Berry Plastics Design Corporation, Aerocon, Inc., Kerr Group, Inc., Saffron Acquisition Corp. and Sun Coast Industries, Inc. converted to Poly-Seal, LLC; Berry Iowa, LLC; Berry Plastics Design, LLC; Aerocon, LLC; Kerr Group, LLC; Saffron Acquisition, LLC and Sun Coast Industries, LLC, respectively..  Further, Landis Plastics, Inc., an Illinois corporation, merged with and into Landis Plastics, LLC, a Delaware limited liability company, recently formed as a direct subsidiary of Berry Plastics Corporation.

In addition, Berry Plastics Holding Corporation changed its name to Berry Plastics Corporation, and Berry Plastics Acquisition Corporation VII changed its name to Berry Plastics Opco, Inc., each effective as of December 29, 2007.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

3.5             Certificate of Amendment of Certificate of Incorporation of Berry Plastics Holding Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS HOLDING CORPORATION

Date: January 7, 2008	By:	\s\ James M. Kratochvil
Name: James M. Kratochvil Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the entities listed above